Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Daniel Greenberg, Chairman & CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980

ELECTRO RENT REPORTS STRONG OPERATING PERFORMANCE
FOR FISCAL 2008 SECOND QUARTER

VAN NUYS, Calif. - December 20, 2007 - Electro Rent Corporation (NASDAQ:ELRC) today reported higher revenue and net income for the second quarter and first half of fiscal 2008 ended November 30, 2007, compared with the corresponding prior year periods.

“Growing international sales, higher demand for test and measurement equipment in our major market segments and benefits derived from our emerging distribution channel produced meaningful improvements in our financial performance this quarter,” said Electro Rent’s Chairman and CEO Daniel Greenberg. “By continuing to leverage our highly efficient infrastructure, we posted double-digit revenue gains and grew profitability at an even faster rate, despite lower equipment rental rates throughout the industry caused by ongoing competitive pressures.”

For the 2008 second fiscal quarter, total revenues increased 10.5% to $34.9 million from $31.5 million in the same period last year. Rental and lease revenue grew 6.5% to $27.4 million from $25.8 million in the second quarter of fiscal 2007. Revenue from equipment sales and other revenues increased 28.4% to $7.4 million in the fiscal 2008 second quarter from $5.8 million a year ago.

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Corporate Headquarters: 6060 Sepulveda Boulevard, Van Nuys, California 91411 - 2525
(818) 787 - 2100 • Fax (818) 786 - 4345 • (800) 866 - 1111

Electro Rent Reports Strong Operating Performance for Fiscal 2008 Second Quarter
December 20, 2007

Net income for the second quarter of fiscal 2008 increased 16.5% to $5.7 million, or $0.22 per diluted share, from $4.9 million, or $0.19 per diluted share, last year.

SG&A expenses for both second quarter periods were $10.2 million, but declined to 29.3% of total revenues in the 2008 second fiscal quarter from 32.3% in the year-ago period. Total operating expenses for the 2008 second fiscal quarter were $26.6 million, compared with $24.2 million a year earlier, primarily reflecting higher depreciation expense and cost of revenues. Operating margin rose to 23.6% in the second quarter of fiscal 2008 from 23.3% last year.

“Our international business, primarily including Canada, Southeast Asia, Europe, Mexico and South America, gained additional momentum during the quarter. International revenues grew nearly 69% and now account for almost 18% of total revenues, up from 11.5% one year ago,” Greenberg said. “As our company continues to integrate overseas manufacturing cycles with existing domestic R&D cycles, we expect to mitigate the effect of seasonality on our business while generating sustained revenue increases over the long term.

“Our new distribution channel also has taken hold and is becoming a tangible factor in our growing success. Although carrying generally lower gross margins than our traditional business, this new product opportunity extends the breadth and depth of our customer relationships. We are now seeing the positive impact of our growth initiatives and are encouraged by the progress being made toward achieving our longer-term objectives,” Greenberg said.

For the first six months of fiscal 2008, total revenues increased 12.2% to $69.1 million from $61.6 million for the first half of fiscal 2007. Rental and lease revenue in the fiscal 2008 year-to-date period grew 7.2% to $54.9 million from $51.2 million in the first half of fiscal 2007. Revenue from equipment sales and other revenues increased 36.9% to $14.2 million from $10.4 million in the first six months of last year.

Net income for the first six months of fiscal 2008 increased 14.1% to $11.1 million, or $0.42 per diluted share, from $9.7 million, or $0.37 per diluted share, for the first six months of fiscal 2007.

SG&A expenses were basically flat in the first six months of fiscal 2008 at $20.7 million, versus $20.8 million in the prior year period, but declined to 30.0% of total revenues in the first half of fiscal 2008 from 33.7% in the same period last year. Total operating expenses for the first half of fiscal 2008 were $53.0 million, compared with $47.3 million in the same period last year, but operating margin was steady in both periods at approximately 23%.

Electro Rent Reports Strong Operating Performance for Fiscal 2008 Second Quarter
December 20, 2007

Equipment purchases decreased for the second quarter and first half of fiscal 2008 to $16.8 million and $32.9 million, respectively, compared with $17.2 million and $35.7 million for second quarter and first half of fiscal 2007. The book value of Electro Rent's equipment pool rose to $164.7 million at November 30, 2007 from $161.8 million at May 31, 2007.

Cash, cash equivalents and marketable securities increased to $81.0 million at November 30, 2007 from $80.7 million at May 31, 2007. Total shareholders' equity increased to $252.9 million at November 30, 2007 from $243.5 million at May 31, 2007. Electro Rent has no debt.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which include statements about continued improvements in our international business, traction of our distribution channel strategy and progress toward achieving the company’s longer-term strategic objectives, among others, reflect our management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

(Financial Tables Follow)

Electro Rent Reports Strong Operating Performance for Fiscal 2008 Second Quarter
December 20, 2007

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; 000's omitted, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2007	2006	2007	2006

Revenues:
Rentals and leases	$27,425	$25,754	$54,869	$51,202
Sales of equipment and other revenues	7,431	5,786	14,181	10,362

Total revenues	34,856	31,540	69,050	61,564

Operating expenses:
Depreciation of rental and lease equipment	11,211	10,510	22,204	20,392
Costs of revenues other than deprecation
of rental and lease equipment	5,189	3,498	10,052	6,114
Selling, general and administrative expenses	10,219	10,177	20,701	20,755

Total operating expenses	26,619	24,185	52,957	47,261

Operating profit	8,237	7,355	16,093	14,303

Interest income, net	901	910	1,773	1,849

Income before income taxes	9,138	8,265	17,866	16,152

Income tax provision	3,402	3,341	6,816	6,469

Net income	$5,736	$4,924	$11,050	$9,683

Earnings per share:
Basic	$0.22	$0.19	$0.43	$0.38
Diluted	$0.22	$0.19	$0.42	$0.37

Shares used in per share calculation:
Basic	25,919	25,610	25,879	25,580
Diluted	26,089	26,028	26,061	25,987

Electro Rent Reports Strong Operating Performance for Fiscal 2008 Second Quarter
December 20, 2007

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; 000's omitted, except share data)

	November 30,	May 31,
	2007	2007
ASSETS

Cash and cash equivalents	$56,884	$57,172
Marketable securities	24,100	23,550
Accounts receivable, net of allowance for doubtful accounts of $293 and $251	20,043	17,161
Rental and lease equipment, net of accumulated depreciation of $152,007 and $140,164	164,728	161,806
Other property, net of accumulated depreciation and amortization of $14,297 and $13,761	14,710	14,990
Goodwill	2,984	2,859
Intangibles, net of amortization of $1,197 and $904	1,278	1,571
Other	5,807	5,710
	$290,534	$284,819

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable	$6,008	$10,084
Accrued expenses	11,043	11,019
Deferred revenue	5,125	5,047
Deferred tax liability	15,465	15,190
Total liabilities	37,641	41,340

Commitments and contingencies (Note 10)

Shareholders' equity:
Preferred stock, $1 par - shares authorized 1,000,000; none issued
Common stock, no par - shares authorized 40,000,000;
issued and outstanding November 30, 2007 - 25,924,635;
May 31, 2007 - 25,812,943	33,554	32,212
Retained earnings	219,339	211,267
Total shareholders' equity	252,893	243,479
	$290,534	$284,819

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